SULLIVAN & CROMWELL

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                                                                   June 1, 2001


 Securities and Exchange Commission,
    450 Fifth Street, N.W.,
        Washington, D.C. 20549.

Re:   Registration Statement on Form N-1A--
      Prudential Institutional Liquidity Portfolio,
      Inc. Post-Effective Amendment No. 27 to
      Registration No. 33-17224; 811-5336



Gentlemen:


     We have reviewed the above-referenced Post-Effective Amendment to the Registration Statement of Prudential Institutional Liquidity Portfolio, Inc. and we do not believe that such Post-Effective Amendment contains disclosures which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933. This letter is furnished to the Commission pursuant to paragraph (b)(4) of such Rule.

                                                     Very truly yours,

                                                     SULLIVAN & CROMWELL